EXHIBIT 10.3
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Amendment”) is dated as of July 8, 2011, and entered into by and between Cooper Creek Village, LLC, a Kentucky limited liability company (“Seller”), and Steadfast Asset Holdings, Inc., a California corporation (“Buyer”).
RECITALS
     WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 24, 2011, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of June 30, 2011 (as amended, the “Purchase Agreement”).
     WHEREAS, Seller and Buyer desire to modify the Purchase Agreement as set forth in this Amendment.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Purchase Price. The definition of the term “Purchase Price” tin Section 2 of the Purchase Agreement is hereby amended by deleting “ELEVEN MILLION AND 00/100 DOLLARS ($11,000,000.00)” and inserting “TEN MILLION FOUR HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($10,420,000.00)” in lieu thereof.
     2. Advance of Portion of Initial Deposit. Solely as an accommodation to Seller and without affecting in any respect any requirement that the entire Deposit be returned to Buyer if and when required under the Purchase Agreement, Buyer hereby agrees that a portion of the Initial Deposit in the amount of $75,000 (the “Seller Held Deposit”) shall be held by Seller in lieu of being held by Escrow Holder; and accordingly, Buyer and Seller hereby authorize and direct Escrow Holder to transfer to Seller, on July 12, 2011, the Seller Held Deposit (it being understood and agreed that Escrow Holder shall retain $125,000 of the Initial Deposit (the “Escrow Holder Held Deposit”) and any Extension Deposit in accordance with the terms of the Purchase Agreement. The parties hereby agree that the third sentence of Section 3.1 of the Purchase Agreement shall not apply to the Seller Held Deposit, and that, notwithstanding the terms of the fifth sentence of Section 3.1 of the Purchase Agreement, Seller shall be responsible for any and all taxes due and owing with respect to any interest accruing on the Seller Held Deposit in lieu of Buyer. Seller hereby expressly agrees to comply with all of the other provisions of the Purchase Agreement applicable to Escrow Holder with respect to the Seller Held Deposit (as if Seller were the “Escrow Holder”), including without limitation the obligations to return the Seller Held Deposit set forth in the sixth, seventh and eighth sentences of Section 3.1 of the Purchase Agreement and Sections 3.4, 6.5, 8.1.9 and 12 of the Purchase Agreement (but exclusive of the obligations under Section 4.3.1, 4.3.2, 5.1, 5.2, 10.3, 10.4 and 11 of the Purchase Agreement). For the avoidance of doubt, Seller hereby expressly acknowledges and agrees if Purchaser is entitled to the return of the Deposit pursuant to the Purchase Agreement, Seller shall be obligated to return the Seller Held Deposit at the time and in the manner that Escrow Holder is required to return the Escrow Holder Held Deposit, and that Seller’s failure to do so shall be a material breach of the Purchase Agreement for which no notice or cure shall be required and Seller shall be personally and fully liable to Buyer and that, notwithstanding anything to the contrary in the Purchase Agreement, Buyer shall be entitled to exercise any and all remedies at law or in equity for such failure of Seller.
     3. Quit Claim Deed. In addition to the Seller’s Deliveries described in Section 10.1 of the Purchase Agreement, if required by Buyer, Seller shall, as a condition to Buyer’s obligation to close, deliver to Buyer an executed “quit claim deed” in recordable form with respect to any legal description set forth on the survey obtained by Buyer (if such legal description differs from that set forth in the deed by which Seller acquired title to the Real Property) reasonably acceptable to Buyer and subject only to the Permitted Exceptions.
     4. Contracts. In accordance with Section 6.6 of the Purchase Agreement, Buyer hereby notifies Seller that Buyer elects to assume the following Contracts at Closing:
a. Apartment Guide (advertising)
b. For Rent (advertising)
c. Insight (cable)
d. US Lawns (landscaping)
e. Automatic Apartment Laundry Inc. (laundry)
f. Waste Management (trash)
g. Cavalier (phone)
     5. Miscellaneous.
          a. Definitions. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
          b. Partial Invalidity. If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.
          c. No Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

          d. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
          e. Entire Agreement; No Other Modification. This Amendment is the final expression of, and contains the entire agreement among, the parties hereto with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed each party hereto. Except as expressly modified by this Amendment, all terms and conditions of the Purchase Agreement, together with any and all exhibits thereto, shall remain unmodified and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control.
          f. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute a separate document but all of which together shall constitute one and the same agreement. Signature pages may be detached and reattached to physically form one document. A signature scanned and sent by facsimile and/or e-mail shall be binding as an original signature.
<Signatures follow on next page(s)>

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.
SELLER:
Cooper Creek Village, LLC,
a Kentucky limited liability company

By:	/s/ Donald J. Cook
	Name:	Donald J. Cook
	Its:	Managing Member

BUYER:
Steadfast Asset Holdings, Inc.,
a California corporation

By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Its:	CEO/President

S-1